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Inuvo Announces Preliminary 2017 Third Quarter Revenue of $20.3 Million, an Increase of 16.2% Year-Over-Year; Company to Host Financial Results Conference Call on November 1st

LITTLE ROCK, AR -- (Marketwired – Oct 17, 2017) - Inuvo, Inc. (NYSE MKT: INUV), an advertising technology company, today announced for the 2017 third quarter preliminary revenue of $20.3 million, an increase of 16.2% compared to the same third quarter period of the year prior.

“We had a solid third quarter with revenue up over 16% year-over-year and 11% quarter-over-quarter. Further, gross margins were up almost 24% year-over-year to 17.2% from 13.9%,” stated Rich Howe, Executive Chairman of Inuvo. “The monthly run-rate of the business we acquired in February has almost doubled.”

The Company is in the process of finalizing its financial statements and expects to announce its comprehensive final financial results for the 2017 third quarter on November 1, 2017 via press release and Form 10-Q with the SEC. Mr. Richard Howe, President and Chief Executive Officer, and Mr. Wally Ruiz, Chief Financial Officer, will host a conference call the same day at 4:15 p.m. (ET).

Conference Call Information:
Date: Wednesday, November 1, 2017
Time: 4:15 p.m. ET
Domestic Dial-in Number: 1-888-224-1065
International Dial-in Number: 1-719-325-4755
Live Webcast: http://public.viavid.com/player/index.php?id=126865

A telephone replay will be available through November 15, 2017. To access the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international). At the system prompt, enter the code 6373515 followed by the # sign. You will then be prompted for your name, company and phone number. Playback will then automatically begin.

About Inuvo, Inc.
Inuvo®, Inc. (NYSE MKT: INUV) is an advertising technology business. The Inuvo MarketPlace is a set of technologies designed to connect advertisers (demand) with consumer audiences through publishers (supply) across device types. Inuvo has the ability to serve ads within content, video and images. To learn more about Inuvo, please visit www.inuvo.com or download our app for Apple iPhone or for Android.

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations with respect to our lack of profitable operating history, successful integration of the NetSeer business, changes in our business, potential need for additional capital, fluctuations in demand; changes to economic growth in the U.S. economy; and government policies and regulations, including, but not limited to those affecting the Internet, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2016. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo and are difficult to predict. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:
Inuvo, Inc.
Wally Ruiz
Chief Financial Officer
501-205-8397
wallace.ruiz@inuvo.com

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Senior Vice President
212-896-1254
valter@kcsa.com

www.inuvo.com